Exhibit 2.1

                                                              ------------------
                                                                Execution Copy
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 NYCOMED US INC.

                              PHASE MERGER SUB INC.

                                       and

                          BRADLEY PHARMACEUTICALS, INC.

                          Dated as of October 29, 2007


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                                TABLE OF CONTENTS

ARTICLE I THE MERGER.......................................................... 1
    Section 1.01     The Merger............................................... 1
    Section 1.02     Closing.................................................. 1
    Section 1.03     Effective Time........................................... 1
    Section 1.04     Effect of the Merger..................................... 2
    Section 1.05     Certificate of Incorporation; Bylaws..................... 2
    Section 1.06     Directors and Officers................................... 2

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES................. 2

    Section 2.01     Conversion of Securities................................. 2
    Section 2.02     Surrender of Certificates................................ 3
    Section 2.03     Options and Warrants..................................... 5
    Section 2.04     Dissenting Shares........................................ 5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................... 6

    Section 3.01     Organization and Qualification........................... 6
    Section 3.02     Certificate of Incorporation and Bylaws.................. 7
    Section 3.03     Capitalization........................................... 7
    Section 3.04     Authority Relative to This Agreement..................... 8
    Section 3.05     No Conflict; Required Filings and Consents............... 8
    Section 3.06     Permits; Compliance with Laws............................ 9
    Section 3.07     SEC Filings; Financial Statements;
                       Undisclosed Liabilities............................... 10
    Section 3.08     Title to Properties..................................... 11
    Section 3.09     Absence of Litigation................................... 11
    Section 3.10     Employee Benefit Plans.................................. 11
    Section 3.11     Labor and Employment Matters............................ 13
    Section 3.12     Intellectual Property................................... 13
    Section 3.13     Taxes................................................... 14
    Section 3.14     Specified Contracts..................................... 14
    Section 3.15     Board Approval; Vote Required........................... 15
    Section 3.16     Environmental Matters................................... 15
    Section 3.17     Insurance............................................... 15
    Section 3.18     Brokers................................................. 16
    Section 3.19     No Other Information.................................... 16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........... 16

    Section 4.01     Corporate Organization.................................. 16
    Section 4.02     Certificate of Incorporation and Bylaws................. 16
    Section 4.03     Authority Relative to this Agreement.................... 16
    Section 4.04     No Conflict; Required Filings and Consents.............. 16
    Section 4.05     Absence of Litigation................................... 17
    Section 4.06     Operations of Merger Sub; Ownership of
                       Company Common Stock and Company
                       Class B Common Stock.................................. 17
    Section 4.07     Financing............................................... 17
    Section 4.08     Solvency................................................ 18
    Section 4.09     Brokers................................................. 18
    Section 4.10     No Other Information.................................... 18

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

    Section 4.11     Guaranty................................................ 19

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER............................. 19

    Section 5.01     Conduct of Business by the Company
                       Pending the Merger.................................... 19

ARTICLE VI COVENANTS OF THE PARTIES.......................................... 21

    Section 6.01     Proxy Statement......................................... 21
    Section 6.02     Company Stockholders' Meeting........................... 22
    Section 6.03     Access to Information; Confidentiality.................. 22
    Section 6.04     No Solicitation......................................... 23
    Section 6.05     Directors' and Officers' Indemnification and
                        Insurance............................................ 25
    Section 6.06     Employee Benefits Matters............................... 26
    Section 6.07     HSR Act Filing.......................................... 27
    Section 6.08     Notification of Certain Matters......................... 28
    Section 6.09     Further Action; Reasonable Best Efforts................. 29
    Section 6.10     Public Announcements.................................... 29
    Section 6.11     Solvency Opinion........................................ 29
    Section 6.12     Obligations of Merger Sub............................... 29
    Section 6.13     Rule 16b-3.............................................. 29
    Section 6.14     Financing............................................... 30
    Section 6.15     Shareholder Litigation.................................. 31
    Section 6.16     Resignations............................................ 31

ARTICLE VII CONDITIONS TO THE MERGER......................................... 31

    Section 7.01     Conditions to the Obligations of Each Party............. 31
    Section 7.02     Conditions to the Obligations of Parent and Merger Sub.. 31
    Section 7.03     Conditions to the Obligations of the Company............ 32

ARTICLE VIII TERMINATION..................................................... 32

    Section 8.01     Termination............................................. 32
    Section 8.02     Effect of Termination................................... 33
    Section 8.03     Fees and Expenses; Termination Fees..................... 34

ARTICLE IX GENERAL PROVISIONS................................................ 35

    Section 9.01     Non-Survival of Representations, Warranties
                       and Agreements........................................ 35
    Section 9.02     Notices................................................. 35
    Section 9.03     Amendment............................................... 36
    Section 9.04     Waiver.................................................. 36
    Section 9.05     Certain Definitions..................................... 37
    Section 9.06     Severability............................................ 38
    Section 9.07     Entire Agreement; Assignment............................ 39
    Section 9.08     No Third Party Beneficiaries............................ 39
    Section 9.09     Governing Law........................................... 39
    Section 9.10     Sole and Exclusive Remedy; Specific
                       Performance; Submission to Jurisdiction;
                       No Recourse........................................... 39
    Section 9.11     Waiver of Jury Trial.................................... 40
    Section 9.12     Headings................................................ 40
    Section 9.13     Counterparts............................................ 40

                                TABLE OF CONTENTS
                                   (continued)

Exhibit A - Form of Guaranty

Exhibit B - Certificate of Incorporation of Merger Sub

                      LIST OF DISCLOSURE SCHEDULE SECTIONS

         Section 3.01            Subsidiaries
         Section 3.03(a)         Stock Options
         Section 3.05(a)         Required Consents
         Section 3.07(c)         Liabilities
         Section 3.08            Leases
         Section 3.09            Litigation
         Section 3.10(a)         Employee Benefit Plans
         Section 3.10(c)         Excess Parachute Payments; Excise Taxes
         Section 3.10(e)         Post-Termination Benefits
         Section 3.12(a)         Intellectual Property Exceptions
         Section 3.12(b)         Scheduled Intellectual Property
         Section 3.13(c)         Taxes/Audits; Proceedings
         Section 3.17            Insurance Policies
         Section 5.01            Conduct of Business
         Section 9.05(a)         Persons with Knowledge


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

                             INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreements .......................    Section 6.04(g)
Acquisition Proposal ........................................    Section 6.04(g)
Action ......................................................       Section 3.09
Affiliate ...................................................    Section 9.05(a)
Agreement ...................................................           Recitals
Antitrust Laws ..............................................    Section 6.07(b)
Balance Sheet ...............................................    Section 3.07(c)
Beneficial owner ............................................    Section 9.05(a)
Business Day ................................................    Section 9.05(a)
Capitalization Date .........................................    Section 3.03(a)
Certificate of Merger .......................................       Section 1.03
Certificates ................................................    Section 2.01(a)
Change in Board Recommendation ..............................    Section 6.04(c)
Closing .....................................................       Section 1.02
Closing Date ................................................       Section 1.02
Code ........................................................    Section 3.10(c)
Company Board ...............................................           Recitals
Company Class B Common Stock ................................    Section 2.01(a)
Company Common Stock ........................................    Section 2.01(a)
Company Material Adverse Effect .............................    Section 9.05(a)
Company Permits .............................................    Section 3.06(a)
Company Preferred Stock .....................................    Section 3.03(a)
Company Stock Option Plans ..................................    Section 2.03(a)
Company Stock Options .......................................    Section 2.03(a)
Company Stockholders' Meeting ...............................       Section 6.02
Company Subsidiary ..........................................    Section 2.01(b)
Company Termination Fee .....................................    Section 8.03(d)
Company Warrants ............................................    Section 2.03(a)
Confidentiality Agreement ...................................    Section 6.03(c)
Contract ....................................................    Section 3.05(a)
Control .....................................................    Section 9.05(a)
Copyright Office ............................................    Section 3.12(b)
Credit Agreement ............................................    Section 9.05(a)
DGCL ........................................................       Section 1.01
Disclosure Schedule .........................................        Article III
Dissenting Shares ...........................................    Section 2.04(a)
Effective Time ..............................................       Section 1.03
Environmental Law ...........................................    Section 9.05(a)
Equity Financing ............................................       Section 4.07
Equity Financing Commitments ................................       Section 4.07
ERISA .......................................................    Section 3.10(a)
ERISA Affiliate .............................................    Section 3.10(b)
Exchange Act ................................................    Section 3.05(b)
Exchange Fund ...............................................    Section 2.02(b)
Expenses ....................................................    Section 8.03(a)
Expiration Date .............................................    Section 8.01(b)
FDA .........................................................    Section 3.05(b)
Financing ...................................................       Section 4.07
Financing Commitments .......................................       Section 4.07
Form 10-K ...................................................    Section 3.14(b)
GAAP ........................................................    Section 3.07(b)
Governmental Authority ......................................    Section 3.05(b)
Grant Date ..................................................    Section 3.03(b)
Guarantor ...................................................           Recitals
Guaranty ....................................................           Recitals
Hazardous Substance .........................................    Section 9.05(a)
HSR Act .....................................................    Section 3.05(b)
Indemnified Parties .........................................    Section 6.05(a)
Intellectual Property .......................................    Section 3.12(a)
IRS .........................................................    Section 3.10(a)
ISRA ........................................................    Section 3.05(b)
Knowledge of the Company ....................................    Section 9.05(a)
Law .........................................................    Section 3.05(a)
Leases ......................................................       Section 3.08
Liabilities .................................................    Section 3.07(c)
Liens .......................................................    Section 9.05(a)
Merger ......................................................           Recitals
Merger Consideration ........................................    Section 2.01(a)
Merger Sub. .................................................           Recitals
Multiemployer Plan ..........................................    Section 3.10(b)
NJDEP .......................................................    Section 7.03(d)
Notice of Change in Board Recommendation ....................    Section 6.04(e)
Offering Materials ..........................................    Section 6.14(a)
Option Consideration ........................................    Section 2.03(a)
Parent ......................................................           Recitals
Paying Agent ................................................    Section 2.02(a)
Person ......................................................    Section 9.05(a)
Plans .......................................................    Section 3.10(a)
Proxy Statement .............................................    Section 3.05(b)
PTO .........................................................    Section 3.12(b)
Purchaser Welfare Benefit Plans .............................    Section 6.06(c)
Regulatory Authority ........................................    Section 9.05(a)
Representatives .............................................    Section 6.03(a)
Sarbanes-Oxley Act ..........................................    Section 3.06(c)
Scheduled Intellectual Property .............................    Section 3.12(b)
SEC .........................................................        Article III
SEC Reports .................................................    Section 3.07(a)
Section 262 .................................................    Section 2.04(a)
Securities Act ..............................................    Section 3.07(a)

                             INDEX OF DEFINED TERMS
                                   (continued)

Shares ......................................................    Section 2.01(a)
Special Committee ...........................................           Recitals
Specified Contract ..........................................    Section 3.14(b)
Stockholder Approval ........................................    Section 3.15(b)
subsidiaries ................................................    Section 9.05(a)
subsidiary ..................................................    Section 9.05(a)
Substantial Detriment .......................................    Section 6.07(c)
Superior Proposal ...........................................    Section 6.04(g)
Surviving Corporation .......................................       Section 1.01
Tax .........................................................    Section 9.05(a)
Tax Returns .................................................    Section 9.05(a)
Taxes .......................................................    Section 9.05(a)
Termination Date ............................................       Section 8.01


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

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, is made as of October 29, 2007 (the "Agreement"), by and among NYCOMED US INC., a company organized under the laws of New York ("Parent"), PHASE MERGER SUB INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and BRADLEY PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

      WHEREAS, the board of directors of the Company (the "Company Board") acting upon the recommendation of the Special Committee of the Company Board formed for the purpose of evaluating strategic alternatives for the Company and making a recommendation to the Company Board regarding this Agreement and the Merger (the "Special Committee") has (i) determined that the merger of Merger Sub with and into the Company, upon the terms and provisions of, and subject to the conditions set forth in, this Agreement (the "Merger") is advisable and in the best interests of the Company's stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) recommended approval and adoption of this Agreement and the Merger by the Company's stockholders;

      WHEREAS, the respective boards of directors of each of Parent and Merger Sub deem it in the best interests of their respective stockholders to consummate the Merger, and such boards of directors have approved this Agreement and the Merger and declared the advisability of this Agreement and the Merger; and

      WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Nycomed S.C.A., SICAR (the "Guarantor") has provided a guaranty (the "Guaranty") in favor of the Company, in the form attached hereto as Exhibit A.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, (a) Merger Sub shall be merged with and into the Company and (b) the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

Section 1.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (local time) at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 on the third business day following the date on which the conditions set forth in Sections 7.01(a) and (b) are satisfied or waived in accordance with this Agreement or at such other time, date or place as Parent and the Company may agree (the date on which the Closing occurs, the "Closing Date").

Section 1.03 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the parties hereto shall file a certificate of merger (the "Certificate of

Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Merger Sub and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

      Section 1.04 Effect of the Merger. At and after the Effective Time, the effects of the Merger shall be as provided in the DGCL, including Section 259 thereof.

      Section 1.05 Certificate of Incorporation; Bylaws.

            (a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read in its entirety as set forth in Exhibit B attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by Law.

            (b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

      Section 1.06 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      Section 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

            (a) Conversion of Company Common Stock and Company Class B Common Stock. Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), and each share of Class B Common Stock, par value $0.01 per share, of the Company (the "Company Class B Common Stock"; all issued and outstanding shares of Company Common Stock and Company Class B Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.01(b) and any Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive $20.00 in cash, without interest (the "Merger Consideration"), payable upon surrender, in the manner provided in Section 2.02, of the certificate (collectively, the "Certificates") that formerly evidenced such Shares.

            (b) Cancellation of Treasury Stock. Each share of Company Common Stock or Company Class B Common Stock held by the Company as treasury stock, and each share of Company Common Stock or Company Class B Common Stock held by any direct or indirect subsidiary of the

Company (a "Company Subsidiary") immediately prior to the Effective Time shall automatically be cancelled and cease to exist without any conversion thereof and no consideration shall be paid with respect thereto.

            (c) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of the Surviving Corporation.

            (d) Adjustments. If, between the date of this Agreement and the Effective Time, the number of Shares is changed into a different number of shares or a different class, by reason of any reclassification, recapitalization, stock split, stock dividend, subdivision, combination, exchange of shares, rights issuance or similar event, other than pursuant to the Merger and in accordance with this Agreement, the Merger Consideration shall be correspondingly adjusted, without duplication, to reflect such change.

      Section 2.02 Surrender of Certificates.

            (a) Paying  Agent.  Prior to the  Effective  Time,  Parent shall (i)
select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent in the Merger (the "Paying Agent") and
(ii) enter into a paying agent agreement with the Paying Agent, the terms and conditions of which are satisfactory to the Company in its reasonable discretion.

            (b) Exchange Fund. At the Effective Time, on the Closing Date, Parent shall deposit (or cause to be deposited) funds with the Paying Agent in amounts sufficient for the payment of the aggregate Merger Consideration payable under Section 2.01(a). Such funds deposited with the Paying Agent are referred to as the "Exchange Fund".

            (c) Payment Procedures.

                  (i) Letter of Transmittal. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Share as of immediately prior to the Effective Time
      (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to such holder's Shares shall pass, only upon proper delivery of the Certificates representing such Shares to the Paying Agent and (B) instructions for surrendering such Certificates.

                  (ii) Surrender of Certificates. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a duly executed letter of transmittal and any other documents reasonably required by the Paying Agent, the holder of that Certificate shall be entitled to receive, and the Paying Agent shall pay in exchange therefor, the Merger Consideration payable in respect of the number of Shares evidenced by that Certificate. Any Certificates so surrendered shall be cancelled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates.

                  (iii) Unregistered Transferees. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents required to evidence and effect that transfer and (B) the Paying

      Agent shall be entitled to deduct any applicable transfer Taxes from the Merger Consideration in accordance with the provisions of Section 2.02(e), unless the Person requesting such payment establishes to the satisfaction of the Paying Agent that any such Taxes have already been paid or are not applicable.

                  (iv) No Other Rights. Until surrendered in accordance with this Section 2.02(c), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration. Any Merger Consideration paid upon the surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate and the shares of Company Common Stock or Company Class B Common Stock formerly represented by it.

            (d) No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Common Stock or Company Class B Common Stock that were outstanding immediately prior to the Effective Time.

            (e) Withholding Rights. Each of the Paying Agent, the Surviving Corporation, the Company, Parent and Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Stock Options such amounts for Taxes as it is required to deduct and withhold with respect to such payment under all applicable Tax Laws and pay such withholding amount over to the appropriate Governmental Authority. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation, the Company, Parent or Merger Sub, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Company Stock Options, as the case may be, in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation, the Company, Parent or Merger Sub, as the case may be.

            (f) No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Laws.

            (g) Investment of Exchange Fund. As directed by Parent, the Exchange Fund shall be invested by the Paying Agent in (i) direct obligations of the United States of America or (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest. Any interest and other income resulting from such investment shall become a part of the Exchange Fund and shall inure to Parent for Tax purposes, and any amounts in excess of the amounts payable under Section 2.01(a) shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 2.02(h); provided, however, that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Shares and (ii) promptly following any losses that cause the Exchange Fund to then hold less than the aggregate Merger Consideration payable in respect of Shares for which payment shall not theretofore have been made, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the stockholders of the Company to the extent that such losses have so caused the Exchange Fund to hold less than the aggregate Merger Consideration payable in respect of such Shares for which payment has not theretofore been made. The Exchange Fund shall not be used for any purpose other than to fund payments due pursuant to Section 2.01.

            (h) Termination of Exchange Fund. Without limiting Parent's right to receive interest and other income in respect of the Exchange Fund as described in Section 2.02(g), any portion of the Exchange Fund that remains unclaimed by the holders of Certificates twelve months after the

Effective Time shall be delivered by the Paying Agent to Parent upon demand. Thereafter, any holder of Certificates who has not complied with this ARTICLE II shall look only to Parent for payment of the applicable Merger Consideration.

            (i) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form and amount reasonably required by Parent as indemnity against any claim that may be made against Parent on account of the alleged loss, theft or destruction of such Certificate, the holder thereof shall be entitled to receive, and the Paying Agent shall pay in exchange therefor, the applicable Merger Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

      Section 2.03 Options and Warrants. (a) Except as otherwise agreed prior to the Effective Time by Parent and the Company, immediately prior to the Effective Time, (i) all options to purchase shares of Company Common Stock (the "Company Stock Options") granted under any plan, arrangement or agreement (the "Company Stock Option Plans") shall be cancelled by the Company and shall no longer be outstanding thereafter. In consideration for such cancellation (whether or not the Company Stock Option was then vested and exercisable), the holder thereof shall thereupon be entitled to receive, within 5 days after the Effective Time, a cash payment without interest from the Surviving Corporation in respect of such cancellation in an amount (if any) equal to the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option, whether or not then vested and exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option (the "Option Consideration"), reduced by any Tax required to be withheld with respect to such payment in accordance with the provisions of Section 2.02(e); and (ii) the Company shall take all actions reasonably requested by Parent and shall use its reasonable best efforts to cause to be exercised all outstanding warrants to purchase shares of Company Common Stock (the "Company Warrants") that are not exercised prior to the Effective Time.

            (b) Prior to the Effective Time, the Company shall provide notice to each holder of Company Stock Options describing the treatment of such Company Stock Options under this Section 2.03.

            (c) Prior to the Effective Time, the Company, in consultation with Parent, shall use its reasonable best efforts to obtain any necessary consents to give effect to the treatment of Company Stock Options as contemplated by
Section 2.03(a), to the extent that such treatment is not expressly provided for by the terms of the applicable Company Stock Option Plan, which consents may be deemed obtained upon acceptance of the cash payments contemplated by Section 2.03(a) by the holders of such Company Stock Options if such deemed consent is described in the notice required under this Section 2.03 to such holders that acceptance of such payments shall be treated as consent.

      Section 2.04 Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Company Class B Common Stock outstanding immediately prior to the Effective Time for which the holder thereof (i) has not voted in favor of the Merger or consented to it in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.01(a). At the Effective Time, (x) all Dissenting Shares shall be cancelled and cease to exist and (y) the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL ("Section 262").

            (b)  Notwithstanding  the  provisions  of this Section  2.04, if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder's shares (i) shall no longer be deemed to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate formerly representing such shares in accordance with Section 2.02. In such event, if the Exchange Fund shall then remain in place, Parent shall promptly deposit or cause the Surviving Corporation to deposit in the Exchange Fund the aggregate amount of Merger Consideration in respect of such Dissenting Shares.

            (c) The Company shall give Parent (i) prompt notice of any demands for appraisal of any shares of Company Common Stock or Company Class B Common Stock, the withdrawals of such demands, and any other instrument served on the Company under the provisions of Section 262 and (ii) the right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not offer or agree to make or make any payment with respect to any demands for appraisal or offer to settle or settle any such demands without the prior written consent of Parent.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Disclosure Schedule attached hereto (the "Disclosure Schedule") sets forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the Company's representations or warranties contained in this ARTICLE III, or to one or more of the Company's covenants contained in Section 5.01; provided, however, that, notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by the Company that such item represents a material exception or material fact, event or circumstance or that such item would or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Notwithstanding that each disclosure set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement, such disclosure shall be deemed a qualification or exception to such section and also to any other sections to which its relevance is reasonably apparent on its face.

      Except as set forth in the Disclosure Schedule and except as disclosed in any forms, reports, statements, schedules, certifications and other documents (including exhibits and any amendments) filed by the Company with, or furnished by the Company to, the Securities and Exchange Commission ("SEC") since January 1, 2007, the Company represents and warrants to Parent and Merger Sub as set forth in 3.01 through Section 3.19 that:

      Section 3.01 Organization and Qualification. Each of the Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. A true and complete list of all of the Company Subsidiaries, together with the jurisdiction of incorporation of each such

Subsidiary, is set forth in Section 3.01 of the Disclosure Schedule. Except as set forth in Section 3.01 of the Disclosure Schedule, the Company has made available to Parent complete and accurate copies of the minutes of all meetings of the shareholders of the Company and each of the Company and the Company Subsidiaries and the committees of each of such Boards of Directors (other than the Special Committee), in each case held since January 1, 2004 and prior to the date hereof.

      Section 3.02 Certificate of Incorporation and Bylaws. The Company has made available to Parent a complete and correct copy of the certificate of incorporation and the bylaws, as in effect as of the date of this Agreement, of the Company and each Company Subsidiary. Such certificates of incorporation and bylaws are in full force and effect.

      Section 3.03 Capitalization.

            (a) The authorized capital stock of the Company consists of (i) 26,400,000 shares of Company Common Stock, (ii) 900,000 shares of Company Class B Common Stock, and (iii) 2,000,000 of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"). As of June 30, 2007 (the "Capitalization Date"), (A) 17,392,974 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (B) 429,752 shares of Company Class B Common Stock were issued and outstanding, (C) 6,000 shares of Company Common Stock were reserved for issuance under outstanding warrants, (D) no shares of Company Class B Common Stock were held by the Company as treasury stock, (E) no shares of Company Common Stock or Company Class B Common Stock were held by the Company Subsidiaries, (F) 877,058 shares of Company Common Stock were held by the Company as treasury stock, (G) no shares of Company Preferred Stock were issued and outstanding, and (H) 1,995,258 shares of Company Common Stock were reserved for future issuance in connection with the Company Stock Option Plans (including 1,190,402 shares reserved pursuant to outstanding Company Stock Options). Section 3.03(a) of the Disclosure Schedule sets forth, as of the Capitalization Date, a summary of Company Stock Options and other rights to purchase or receive shares of capital stock of the Company. Since the Capitalization Date through the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Company Stock Options outstanding as of the Capitalization Date and set forth in Section 3.03(a) of the Disclosure Schedule, there has been no change in the number of shares of outstanding or reserved capital stock of the Company or the number of outstanding Company Stock Options.

            (b) The Company has made available to Parent a true and complete copy of each Company Stock Option Plan. Except as set forth in Section 3.03(a) of the Disclosure Schedule, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of the Company or any Company Subsidiary, (ii) securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock of the Company or any Company Subsidiary, or (iii) equity equivalents, stock appreciation rights or phantom stock, ownership interests in the Company or any Company Subsidiary or similar rights. All shares of Company Common Stock subject to issuance as set forth in Section 3.03(a) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. With respect to Company Stock Options, (i) each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each such grant was made in accordance with the terms of the applicable Company Stock Option Plan, the Exchange Act and all other applicable Laws, including the rules and regulations of the New York Stock Exchange, (C) the per share exercise price of each Company Stock Option was equal to or greater than the fair market value of a share of Company Common Stock on the applicable Grant Date and (D) each such grant was properly accounted for in accordance with GAAP in the Company's audited financial statements included in the SEC Reports and disclosed in the SEC Reports in accordance with the Exchange Act and all other applicable Laws.

            (c) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share is owned by the Company and/or by one (1) or more wholly-owned Company Subsidiaries, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of each of the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

      Section 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action by the Company Board and the Special
Committee, and no other corporate actions on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Company Common Stock and Company Class B Common Stock, voting together as a class, entitled to vote thereon and the filing of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally, including all Laws relating to fraudulent transfers.

      Section 3.05 No Conflict; Required Filings and Consents.

            (a) The execution  and delivery of this  Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger will not (i) contravene, conflict with, violate or result in a breach of the certificate of incorporation or bylaws of the Company,
(ii) assuming that all consents, approvals and other authorizations described in
Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, contravene, conflict with or violate any U.S. federal, state or local or foreign statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or other order ("Law") applicable to the Company or any Company Subsidiary, except for such contraventions, conflicts or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect, or (iii) assuming receipt of the consents from the non-Company parties to the Contracts (as hereinafter defined) described in Section 3.05(a) of the Disclosure Schedule, result in any material breach or violation of or constitute a default under (with or without notice or lapse of time or both), or result in a loss of a material benefit under, give rise to a material obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a "Contract") or under any Law or Permit, in each case, to which the Company or any Company Subsidiary is a party or by which the Company or a Company Subsidiary is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) The execution  and delivery of this  Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger do not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, agency, commission, tribunal, or judicial or arbitral body or self-regulated entity, whether domestic or foreign, (a "Governmental Authority"), except for (i) applicable disclosure requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the competition or merger control Laws of any other applicable jurisdiction, (iii) the filing with, and clearance by, the SEC of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), (iv) any filings required by, any approvals required under and any other applicable requirements of, the rules and regulations of the New York Stock Exchange, (v) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (vi) the filing of any required applications and notices with the U.S. Food and Drug Administration ("FDA") or any other federal, state, local or foreign Governmental Authority that is concerned with the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices, (vii) applicable requirements, if any, of the Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1k 6 et seq., as amended ("ISRA"), and (viii) such consents, approvals, authorizations, permits, actions, notifications or filings, the failure of which to be made or obtained would not, individually or in the aggregate, have a Company Material Adverse Effect.

      Section 3.06 Permits; Compliance with Laws.

            (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and each Company Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), (ii) all such Company Permits are in full force and effect, (iii) no default or violation has occurred under any such Company Permit and no notice of a default or violation has been received from any Governmental Authority and (iv) neither the Company nor any Company Subsidiary has received any written notification from any Governmental Authority threatening to revoke, suspend or cancel any such Company Permit.

            (b) Each of the Company and each Company Subsidiary is, and at all times since January 1, 2007, has been, in compliance with all Company Permits and all Laws applicable to such entity or by which any property or asset of such entity is bound or affected, and has not received any written notice of any violation of any such Law, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (c) The Company has made all certifications and statements required by the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-

Oxley Act") with respect to the Company's filings pursuant to the Exchange Act. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 of the Exchange Act.

            (d) The Company has designed a system of internal accounting control sufficient to comply, in all material respects, with all legal and accounting requirements applicable to the Company. The Company and the Company Subsidiaries have disclosed, based on their most recent evaluation of internal controls, to the Company's and Company Subsidiaries' outside auditors and the audit committee of the board of directors of the Company and Company Subsidiaries, (A) all significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company's and Company Subsidiaries' ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's or the Company Subsidiaries' internal controls over financial reporting.

            (e) Since January 1, 2007, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have not received any warning letters, notice of adverse findings, or similar documents that assert a lack of substantial compliance with any applicable Laws, orders, or regulatory requirements that have not been fully resolved to the satisfaction of the FDA or any other Regulatory Authorities, as applicable, and none of the Company and the Company Subsidiaries has knowledge (or has been notified in writing by a third party) of any pending regulatory action, investigation or inquiry of any sort (other than non-material routine or periodic inspections or reviews) against any of the Company or the Company
Subsidiaries; and (ii) there have been no product recalls, warnings, notifications or safety alerts conducted or issued by the Company or the Company Subsidiaries, the FDA or any other Regulatory Authorities or otherwise with respect to the Company's and the Company Subsidiaries' products, and none of the foregoing has been requested or demanded by the FDA or any other Regulatory Authorities.

      Section 3.07 SEC Filings; Financial Statements; Undisclosed Liabilities.

            (a) The Company has filed with the SEC all forms, reports, statements, schedules, certifications and other documents (including exhibits) required to be filed by it with the SEC since January 1, 2007 (the "SEC Reports"). The SEC Reports (including any documents or information incorporated by reference therein and including any financial statements or schedules included therein) (i) at the time they were filed, complied in all material respects with, and were prepared in accordance with, all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the SEC promulgated thereunder, and (ii) did not, at the time they were filed, or if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) included or incorporated by reference in the SEC Reports complied in all material respects with the applicable accounting requirements and rules and regulations of the SEC, and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in conformity with United States generally accepted accounting principles ("GAAP") consistently applied (except as described therein and subject, in the case of unaudited statements, to normal and recurring year-end adjustments). All of the Company Subsidiaries are consolidated for accounting purposes.

            (c) Except as and to the extent set forth on the consolidated balance sheet (including notes thereof) of the Company and the Company Subsidiaries as at June 30, 2007 included in the Form 10-Q for the quarter ended June 30, 2007 (the "Balance Sheet") neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) (collectively, "Liabilities"), except for Liabilities (i) incurred in the ordinary course of business and in a manner consistent with past practice since June 30, 2007, (ii) set forth in Section 3.07(c) of the Disclosure Schedule, (iii) arising under this Agreement, or (iv) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (d) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange
Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company's or such Company Subsidiary's published financial statements or other SEC Reports.

      Section 3.08 Title to Properties. (a) Each of the Company and Company Subsidiaries has valid leasehold or easement interests in all of its material properties and assets ("Leases"). Set forth on Section 3.08 of the Disclosure
Schedule is a list setting forth such real property Leases. All such interests of the Company or any Company Subsidiary in such properties and assets are free and clear of all Liens other than (i) Liens for Taxes not yet due and payable,
(ii) Liens in respect of property or assets of the Company or any of the Company Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Company Subsidiary or (y) that are not yet due or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien, and (iii) easements, encroachments, covenants, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Company Subsidiaries and municipal and zoning ordinances.

      Section 3.09 Absence of Litigation. Except as set forth in Section 3.09 to the Disclosure Schedule, (i) there is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an "Action") pending or, to the knowledge of the Company, threatened, against, or affecting, the Company or any Company Subsidiary, by or before any Governmental Authority or arbitrator which, if adversely determined, would, individually or in the aggregate, have a Company Material Adverse Effect; and (ii) neither the Company nor any Company Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

      Section 3.10 Employee Benefit Plans.

            (a) Section 3.10(a) of the Disclosure Schedule sets forth a true and complete list of (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements; and (ii) all material employment, termination, severance or other contracts, agreements or commitments to which the Company or any Company
Subsidiary is a party, with respect to which the Company or any Company Subsidiary has or may reasonably be expected to have any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary (collectively, the "Plans"). The Company has made available to Parent a true and complete copy (where applicable) of (A) each Plan (or, where a Plan has not been reduced to writing, a summary of all material Plan terms of such Plan), (B) each trust or funding arrangement prepared in connection with each such Plan, (C) the most recently filed annual report on Internal Revenue Service ("IRS") Form 5500 or any other annual report required by applicable Law, (D) the most recently received IRS determination or opinion letter for each applicable Plan, (E) the most recently prepared actuarial report and financial statement in connection with each such Plan, and (F) the most recent summary plan description, any summaries of material modification, any employee handbooks, and any material written communications by the Company or the Company Subsidiaries to any current or former employees, consultants, or directors of the Company or any Company Subsidiary concerning the extent of the benefits provided under a Plan.

            (b) None of the Company or any Company Subsidiary or any other Person or entity that, together with the Company or any Company Subsidiary, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company and any Company Subsidiary, an "ERISA Affiliate"), has now or at any time within the past six years (and in the case of any such other Person or entity, only during the period within the past six years that such other Person or entity was an ERISA Affiliate) contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; or (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or the comparable provisions of any other applicable Law) (a "Multiemployer Plan").

            (c) No Plan exists that would reasonably be expected to result in the payment to any present or former employee, director or consultant of the Company or any Company Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee, director or consultant of the Company or any Company Subsidiary as a result of the consummation of the Merger (whether alone or in connection with any other event) except as may otherwise be required by applicable Law. Except as set forth in Section 3.10(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger will (either alone or in combination with another event) result in any payment or other benefit that has been or may be made to any current or former employee or independent contractor of the Company or any Company Subsidiary under any employment, severance or termination agreement, other compensation arrangement or employee benefit plan or arrangement with the Company or any Company Subsidiary to be characterized as an "excess parachute payment," as such term is defined in
Section 280G of the United States Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth in Section 3.10(c) of the Disclosure Schedule, none of the Company or any Company Subsidiary is a party to any material agreement, contract, arrangement or plan pursuant to which it is bound to compensate any Person for any excise or other additional Taxes paid pursuant to Section 4999 of the Code or any similar provision of state, local or foreign Law.

            (d) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a favorable determination or opinion letter from the IRS , and to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect such determination or opinion.

            (e) (i) Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except to the extent such noncompliance would not, individually or in the aggregate, have a Company Material Adverse Effect, and (ii) except as set forth in Section 3.10(e) of the Disclosure Schedule, no Plan provides post-termination benefits, and neither the Company nor any Company Subsidiary has any obligation to provide any post-termination benefits other than for health care continuation as required by
Section 4980B of the Code or any similar statute.

            (f) With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, except for those that would not, or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any Actions that would, individually or in the aggregate, have a Company Material Adverse Effect, and (iii) to the knowledge of the Company, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or threatened, except for those that would not, individually or in the aggregate, have a Company Material Adverse Effect.

      Section 3.11 Labor and Employment Matters. Neither the Company nor any Company Subsidiary is or has been within the last six years a party to any collective bargaining agreement or other agreements or arrangements with any labor union or works council applicable to Persons employed by the Company or any Company Subsidiary, nor is any such agreement or arrangement being negotiated, nor, to the knowledge of the Company, are there any such employees represented by a works council or a labor organization or activities or proceedings of any labor union to organize any such employees.

      Section 3.12 Intellectual Property.

            (a) To the knowledge of the Company, the Company and/or the Company Subsidiaries own or possess rights in all patents, trademarks, trade names, copyrights and other intellectual property rights (collectively, "Intellectual Property") reasonably necessary for the conduct of the businesses of the Company and the Company Subsidiaries as now operated, except where the failure to own or possess rights in any such Intellectual Property would not individually or in the aggregate, have a Company Material Adverse Effect or except as disclosed in
Section 3.12(a) of the Disclosure Schedule. Except as set forth in Section 3.12(a) of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no claim with respect to the Intellectual Property of the Company or any Company Subsidiary is being asserted in writing by any Person against the use by the Company or any of the Company Subsidiaries of any Intellectual Property of the Company or any Company Subsidiary, or challenging the ownership, validity, enforceability or effectiveness of any of the Intellectual Property of the Company or any Company Subsidiary.

            (b) Section 3.12(b) of the Disclosure Schedule sets forth: a true and complete list of all material registered trademarks and registered service marks, trademark and service mark applications, copyright and mask work registrations and applications, and patents and patent applications currently owned by the Company and the Company Subsidiaries (collectively, "Scheduled Intellectual Property"). Each item of the Scheduled Intellectual Property has been duly registered or application filed with the U.S. Patent and Trademark Office (the "PTO"), U.S. Copyright Office (the "Copyright Office"), or other appropriate or equivalent Governmental Authority in other jurisdictions, in each case as and to the extent so indicated on Section 3.12(b) of the Disclosure Schedule. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Company's knowledge, all patent, copyright and trademark applications, renewals and other similar fees have been properly paid and are current, and all patent, copyright and trademark registrations and filings remain in full force and effect.

      Section 3.13 Taxes.

            (a) The Company and the Company Subsidiaries have (i) filed or caused to be filed (taking into account any extension of time to file validly granted or obtained) all material Tax Returns required to have been filed by them, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid all material Taxes required to have been paid (whether or not shown due on any Tax Return) except to the extent that such Taxes are being contested in good faith or a reserve for such Taxes has been established on the Company's Balance Sheet. There are no material Liens for Taxes upon any property or asset of the Company or any of the Company Subsidiaries, except for Liens for Taxes not yet due. All material Taxes required to have been withheld by the Company and the Company Subsidiaries have been withheld and, if so required, have been paid over to the appropriate Governmental Authority.

            (b) No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any Company Subsidiary (or, to the knowledge of the Company, has been threatened or proposed in writing), except for deficiencies that have been satisfied by payment, settled or withdrawn or that are being contested in good faith and a reserve for which has been established on the Company's Balance Sheet.

            (c) (i) Except as set forth in Section 3.13(c) of the Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings regarding Taxes or Tax Returns of the Company or any Company Subsidiary with respect to which the Company or a Company Subsidiary has been notified in writing and (ii) neither the Company nor any Company Subsidiary has waived any statute of limitations regarding Taxes or Tax Returns or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than waivers and extensions which are no longer in effect).

            (d) Neither the Company nor any Company Subsidiary has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (ii) in a distribution that otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (e) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) since January 1, 2006, (ii) has any Liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), whether as a transferee, successor, by contract, assumption, operation of Law or otherwise and (iii) is a party to any indemnification, allocation or sharing agreement or other arrangement with respect to Taxes the principal purpose of which is or was the allocation of Tax liabilities computed on a consolidated, combined, unitary or similar basis among entities that have been or will be required to compute their Tax Liability on such a basis.

      Section 3.14 Specified Contracts.

            (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Specified Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, and, to the Company's knowledge, each counterparty thereto, and is in full force and effect and (ii) the Company and the Company Subsidiaries have performed and complied with all obligations required to be performed or complied with by them under each Specified Contract. There is no breach, violation or default under any Specified Contract by the Company or any of the Company Subsidiaries or, to the Company's knowledge, by any counterparty, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach, violation or default thereunder by the Company or any of the Company Subsidiaries, or, to the Company's knowledge, by any counterparty, except for any which would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) For purposes of this Agreement, the term "Specified Contract" means any of the Contracts filed as an exhibit to the Company's Form 10-K for the fiscal period ended December 31, 2006, as amended by Form 10-K/A filed on April 30, 2007 (the "Form 10-K"), pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company in a Quarterly Report on Form 10-Q or in a Current Report on Form 8-K filed since the date of filing of the Form 10-K, other than Plans disclosed in Section 3.10(a) of the Disclosure Schedule.

      Section 3.15 Board Approval; Vote Required.

            (a) Each of the Company Board and the Special Committee by resolutions duly adopted at a meeting duly called and held, which resolutions, subject to Section 6.04, have not been subsequently rescinded, modified or withdrawn in any way, has (i) determined that the Merger is advisable and in the best interests of the Company's stockholders, (ii) approved this Agreement and the Merger and (iii) recommended approval and adoption of this Agreement and the Merger.

            (b) The only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement or consummate the Merger under the DGCL, under the Company's certificate of incorporation or bylaws is the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Class B Common Stock, voting together as a class (with each share of Company Common Stock entitled to one vote per share and each share of Company Class B Common Stock entitled to five votes per share), entitled to vote in favor of the adoption of this Agreement (the "Stockholder Approval").

      Section 3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and the Company Subsidiaries possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Law for the operation of their respective businesses as presently conducted; (iii) neither the Company nor any of the Company Subsidiaries has received any written claim, notice of violation or citation concerning any violation or alleged violation of any applicable Environmental Law during the past two years; and (iv) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the knowledge of the Company, threatened, concerning compliance by the Company or any of the Company Subsidiaries with any Environmental Law.

      Section 3.17 Insurance. Section 3.17 of the Disclosure Schedule sets forth a complete and correct list of all insurance policies owned or held by the Company and each Company Subsidiary and all such policies have been made available to Parent. With respect to each such insurance policy, except as would not, individually or in the aggregate, have a Company Material Adverse Effect:
(i) except for
policies that have expired under their terms in the ordinary course and have been replaced by policies with substantially similar coverage, the policy is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under the policy; (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) to the knowledge of the Company, no notice of cancellation or termination has been received other than in connection with ordinary renewals.

      Section 3.18 Brokers. Except for Deutsche Bank Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

      Section 3.19 No Other Information. Except as set forth in this Agreement, the Company acknowledges that neither Parent nor Merger Sub make any representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to the Company that:

      Section 4.01 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Sub from performing its obligations under the Agreement.

      Section 4.02 Certificate of Incorporation and Bylaws. Each of Parent and Merger Sub has heretofore furnished to the Company a complete and correct copy of its certificate of incorporation and bylaws, as in effect as of the date of this Agreement. Such certificates of incorporation and bylaws are in full force and effect.

      Section 4.03 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary corporate or other action, and no other corporate or other actions on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally, including all Laws relating to fraudulent transfers.

      Section 4.04 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger will not, (i) contravene, conflict with, violate or result in a breach of the respective certificates of incorporation or bylaws of Parent or Merger Sub,
(ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) and Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to either Parent or Merger Sub, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of either Parent or Merger Sub pursuant to any Contract to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Sub from performing their obligations under this Agreement.

            (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act and the competition or merger control Laws of any other applicable jurisdiction, (iii) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of the Company Subsidiaries is qualified to do business, (iv) the filing of required applications and notices with the FDA and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Sub from performing their obligations under this Agreement.

      Section 4.05 Absence of Litigation. There is no Action pending or, to the knowledge of Parent or Merger Sub, threatened, against either Parent or Merger Sub before any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger. Neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent and Merger Sub, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger.

      Section 4.06 Operations of Merger Sub; Ownership of Company Common Stock and Company Class B Common Stock. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, and has conducted its operations only as contemplated by this Agreement. Merger Sub has no subsidiaries. No shares of Company Common Stock or Company Class B Common Stock are held by Parent, Merger Sub, Guarantor or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or Guarantor.

      Section 4.07 Financing. Parent and Merger Sub will have available to them, at the Effective Time, immediately available funds necessary to consummate the Merger in accordance with this Agreement. Parent has delivered to the Company true, complete and correct copies of executed equity commitment letters (the "Equity Financing Commitments" or the "Financing Commitments"), pursuant to which Avista Capital Partners GP, LLC, Avista Capital Partners, LP, Avista Capital Partners (Offshore),

LP, DLJ Merchant Banking III, Inc., DLJ Merchant Banking IV (Cayman), L.P., Nordic Capital VI Limited, NC VI Limited and Nordic Industries Limited have committed, subject to the terms and conditions thereof, to invest and/or provide loans in the amount set forth therein (the "Equity Financing" or the "Financing"). Each of the Equity Financing Commitments is in full force and effect and is a legal, valid and binding obligation of Parent and of the other parties thereto. None of the Financing Commitments has been or will be amended or modified, except as permitted by Section 6.14, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect as of the date hereof. No event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of Parent or Merger Sub under any Financing Commitment and neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any material term or condition of closing to be satisfied by it in any of the Financing Commitments on or prior to the Effective Time, any "subsequent offering period" and the Closing Date. There are no precedent conditions related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in or contemplated by the Financing Commitments. There are no side letters or other agreements, contracts or arrangements (except for customary fee letters and engagement letters) related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in or contemplated by the Financing Commitments. The aggregate proceeds contemplated by the Financing Commitments plus Parent's cash on hand (excluding the Company's cash on hand) will be sufficient for Parent and/or Merger Sub to pay the aggregate Merger Consideration and any other repayment or refinancing of debt contemplated by the Financing Commitments and to pay all related fees and expenses. Parent has fully paid any and all commitment fees that have been incurred and are due and payable in connection with the Financing Commitments, and Parent will pay when due all other commitment fees arising under the Financing Commitments as and when they become payable.

Section 4.08 Solvency. Immediately after giving effect to all of the transactions contemplated by this Agreement, including the payment of the aggregate Merger Consideration, and payment of all related fees and expenses, the Surviving Corporation on a consolidated basis will be Solvent at the Effective Time. For the purposes of this Agreement, the term "Solvent", when used with respect to any Person, means that, as of any date of determination,
(a) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (x) the value of all "liabilities of such Person, including contingent and other liabilities", as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (y) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

      Section 4.09 Brokers. Unless the Closing occurs and except as contemplated by Section 8.03, the Company shall not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of either Parent or Merger Sub.

      Section 4.10 No Other Information. Except as set forth in this Agreement, Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement, including with respect to any projections, estimates or budgets discussed with, delivered to or made available to Parent and Merger Sub or to any of their respective Affiliates or any representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the

Company and the Company Subsidiaries or of the future business and operations of the Company and the Company Subsidiaries.

      Section 4.11 Guaranty. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Guaranty, dated the date hereof and executed by the Guarantor, in favor of the Company with respect to the performance by Parent and Merger Sub, respectively, of their obligations under this Agreement.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

      Section 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section
5.01 of the Disclosure Schedule, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), the businesses of the Company and the Company Subsidiaries shall be conducted in all material respects in the ordinary course of business and in a manner consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Disclosure Schedule, the Company agrees that neither it nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following, except with the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed):

            (a) amend or otherwise change the certificate of incorporation or bylaws of the Company, or the Company Subsidiaries;

            (b) issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than the issuance of Company Stock Options consistent with past practices or shares of Company Common Stock issuable pursuant to Company Stock Options or warrants;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends by any wholly-owned Company Subsidiary to the Company or any other wholly-owned Company Subsidiary;

            (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of the Company or any Company Subsidiary;

            (e) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

            (f) make any change to its methods of accounting in effect as of June 30, 2007, except as required by changes in GAAP;

            (g) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that, individually, has a purchase price in excess of $500,000 or, in the aggregate, have a purchase price in excess of $1,000,000, except for new capital expenditures, which shall be subject to the limitations of clause (j) below, and except for purchases of inventory, components, raw materials, supplies or other assets in the ordinary course of business;

            (h) (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice or (y) enter into, modify or amend any lease of real property, except for any renewals of existing leases in the ordinary course of business;

            (i) incur any indebtedness for borrowed money (except for drawings under the Credit Agreement in an aggregate amount not to exceed $2,000,000 at any time outstanding) or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person or enter into any "keep well" or other Contract to maintain any financial statement condition of another person;

            (j) make any new capital expenditure or capital expenditures which in the aggregate are in excess of $100,000, other than capital expenditures made pursuant to contractual obligations set forth on Section 5.01(j) of the Disclosure Schedule;

            (k) waive, release, assign, settle, pay, discharge, satisfy or compromise any claims, liabilities, obligations or any litigation or arbitration (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the waiver, release, assignment, settlement, payment, discharge, satisfaction or compromise in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or, if applicable, the notes thereto) of the Company included in the SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

            (l) (i) (x) enter into, modify or amend any Contract that is material to the Company or any Company Subsidiary, including but not limited to, licensing agreements, co-promotion agreements or agreements with any Affiliates of the Company ("Material Contracts") or (y) enter into, modify or amend in any manner materially adverse to the Company or any Company Subsidiary any other Contract, except in the case of clause (y), for renewals on substantially similar terms of existing Contracts or replacements of existing Contracts with new counterparties on substantially similar terms to the existing Contract being replaced, or (ii) (x) terminate or waive, release or assign any rights under any Material Contract, or (y) terminate or waive, release or assign any material rights under any other Contract, which in the case of either clause (i)(y) or
(ii)(y) if so entered into, modified, amended, terminated, waived, released or assigned could reasonably be expected to adversely affect in any material respect the Company;

            (m) except as set forth in Section 3.10 of the Disclosure  Schedule,
(i) increase in any manner the compensation or benefits of any of its directors or executive officers, (ii) increase in any manner the compensation or benefits of any of its employees who are not executive officers other than in the ordinary course of business consistent with past practice, (iii) grant any severance or termination pay not provided for under any Plan or agreement in effect prior to the date hereof, (iv) make any loans or advances to any of its employees other than in respect of travel expenses in the ordinary course of business, or (v) establish or become obligated under any collective bargaining agreement;

            (n) sell, transfer or license to any Person or otherwise amend or modify, in any material respect, any rights to the Intellectual Property of the Company or any Company Subsidiary (other than implied licenses in connection with sales of Company or Company Subsidiary products or in connection with non-disclosure agreements entered into in the ordinary course of business); or

            (o) announce an intention, enter into any formal or informal agreement or otherwise make a commitment or offer, to do any of the foregoing.

      Nothing set forth in this Section 5.01 shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the business and operations of the Company and the Company Subsidiaries.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

Section 6.01 Proxy Statement.

            (a) The Company shall prepare and file with the SEC as promptly as practicable, the preliminary Proxy Statement. Each of the Company, Parent and Merger Sub shall promptly obtain and furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the SEC clears the Proxy Statement. Each party shall promptly notify the other parties upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the other parties with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. If, at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors, should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent and Merger Sub an opportunity to review and comment on the Proxy Statement and shall include in the Proxy Statement comments reasonably proposed by Parent and Merger Sub.

            (b) The Proxy Statement that is filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby covenants and agrees that none of the information included or incorporated by reference in the Proxy Statement to be made by the Company will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub or any Affiliate of Parent or Merger Sub in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein. Parent and Merger Sub hereby covenant and agree that none of the information supplied by Parent or Merger Sub or any Affiliate of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No covenant is made by either Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein.

      Section 6.02 Company Stockholders' Meeting. The Company shall use reasonable best efforts to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments thereof, the "Company Stockholders' Meeting"), as promptly as practicable after the SEC indicates that it has no further comments on the Proxy Statement, and in any event shall hold the Company Stockholders' Meeting within 30 Business Days after the Proxy Statement is mailed to its stockholders, for the purpose of voting upon the adoption of this Agreement. Subject to a Change in Board Recommendation effected in accordance with Section 6.04(e), (i) the Company shall include in the Proxy Statement the Company Board's recommendation described in Section 3.15(a) that holders of Shares adopt this Agreement and the Merger and (ii) the Company will use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the Merger and will take all other action reasonably necessary or advisable to secure the Stockholder Approval. For the avoidance of doubt, the Company shall not be required to hold the Company Stockholders' Meeting if this Agreement is validly terminated in accordance with
Section 8.01.

      Section 6.03 Access to Information; Confidentiality.

            (a) Except as otherwise prohibited by applicable Law or as would result in a waiver of any attorney-client privilege (it being understood that the parties shall make appropriate substitute disclosure arrangements to cause such information to be provided, if reasonably practicable, in a manner that is not reasonably likely to result in such waiver), from the date of this Agreement until the Effective Time, the Company shall (and shall cause the Company Subsidiaries to): provide to Parent and to the officers, directors, employees, accountants, legal counsel, investment bankers, financing sources and other representatives (collectively, "Representatives") of Parent reasonable access, during normal business hours and, upon reasonable prior notice by Parent, to the officers, employees, properties, offices and other facilities of the Company and the Company Subsidiaries and use reasonable best efforts to provide to Parent and its Representatives reasonable access, during normal business hours and, upon reasonable prior notice by Parent, to the books and records thereof.

            (b) Nothing in this Section 6.03 shall require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would violate any of its respective obligations with respect to confidentiality; provided, that the Company shall use its commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure.

            (c) All information obtained by Parent or its Representatives pursuant to this Section 6.03 shall be kept confidential in accordance with the Non-Disclosure Agreement, dated July 16, 2007 between Parent and the Company (the "Confidentiality Agreement").

      Section 6.04 No Solicitation.

            (a) Except as expressly permitted by Section 6.04(b), from the date hereof until the Effective Time or the termination of this Agreement, the Company shall not, nor shall the Company permit any of the Company Subsidiaries or their respective Representatives to, (A) solicit, initiate, facilitate or knowingly encourage (including by way of furnishing non-public information or providing access to its properties, books, records or personnel) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) have any discussions (other than to state that the Company is not permitted to have discussions) or participate in any negotiations regarding an Acquisition Proposal, or execute or enter into any agreement, understanding or arrangement with respect to an Acquisition Proposal, or approve or recommend or propose to approve or recommend an Acquisition Proposal or any agreement, understanding or arrangement relating to an Acquisition Proposal. Upon execution of this
Agreement, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Person conducted theretofore by the Company, the Company Subsidiaries or any of its Representatives with respect to any Acquisition Proposal.

            (b) Notwithstanding Section 6.04(a), if, at any time after execution of this Agreement and prior to obtaining the Stockholder Approval and following the receipt by the Company of a bona fide written Acquisition Proposal from any Person, which Acquisition Proposal was made after the date hereof and did not result, directly or indirectly, from a breach of this Section 6.04, the Company Board determines in good faith by a majority vote of the disinterested members thereof, after consultation with financial advisors of nationally recognized reputation, and, with respect to the matters covered by clause (iii) of the definition of "Superior Proposal" set forth in Section 6.04(g), its outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, the Company may, if its Board of Directors determines in good faith by a majority vote of the disinterested members thereof (after consultation with its outside legal counsel) that it is reasonably likely to be required to do so in order to comply with its fiduciary duties to the shareholders of the Company under applicable Law, in response to such Acquisition Proposal, subject to compliance with this Section 6.04, and after giving notice to Parent (x) furnish information with respect to the Company to the Person who has made such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement, a copy of which shall be provided to Parent, (provided that all such information has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such Person) and (y) participate in discussions and negotiations regarding such Acquisition Proposal. From and after the date hereof, the Company shall advise Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal (in each case within three business days of receipt thereof) specifying the material terms and conditions thereof and the identity of the person or persons making such Acquisition Proposal or inquiry. The Company agrees that it and the Company Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent. From and after the date hereof, the Company shall (i) keep Parent reasonably informed, on a reasonably prompt basis, of the status and material terms of any Acquisition Proposal or inquiry (including any material modifications to the financial or other material terms of any Acquisition Proposal or inquiry) and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company or any Company Subsidiary from any person that describes any of the terms or conditions of any Acquisition Proposal.

            (c) Except as set forth in Section 6.04(d) and Section 6.04(e), neither the Company Board nor any committee thereof shall, directly or indirectly, (i) withdraw or modify, or propose publicly to withdraw or modify, or resolve to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board of the Merger and this Agreement; (ii) approve or recommend, or propose publicly to approve or recommend, or resolve to approve or recommend, any Acquisition Proposal (any of the actions referred to in the foregoing clauses (i) and (ii), whether taken by the Company Board or any committee thereof, a "Change in Board Recommendation"); (iii) approve or recommend or allow the Company or any of the Company Subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement or understanding (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal or (B) requiring it to abandon, terminate or fail to consummate the Merger; or (iv) effect any transaction contemplated by any Acquisition Proposal.

            (d) Notwithstanding Section 6.04(c), the Company Board may, prior to obtaining the Stockholder Approval, in response to a Superior Proposal received by the Company Board after the date of this Agreement, terminate this Agreement to enter into an agreement with respect to such Superior Proposal.

            (e) Notwithstanding Section 6.04(c), at any time prior to obtaining the Stockholder Approval, if the Company Board determines in good faith by a majority vote of the disinterested members of the Board of Directors (after consultation with its outside legal counsel and financial advisors of nationally recognized reputation) that it is reasonably likely to be required to do so in order to comply with its fiduciary duties to the shareholders of the Company under applicable Law, then the Company Board may make a Change in Board Recommendation, provided, however, no Change in Board Recommendation may be made until after the third business day following Parent's receipt of written notice (a "Notice of Change in Board Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to take such action and, if applicable, specifying all material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Change in Board Recommendation and a new three business day period). In determining whether to make a Change in Board Recommendation, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Notice of Change in Board Recommendation or otherwise.

            (f) Nothing contained in this Section 6.04 shall prohibit the Company from complying with Rules 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act, or making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable Law or is otherwise required under applicable Law; provided, however, that, in any event, the Company Board shall not be permitted to (i) make a Change in Board Recommendation or (ii) take any position under Rule 14e-2(a) other than recommending rejection of such tender or exchange offer, in each case, unless it has complied with all of its obligations under this Section 6.04.

            (g) For purposes of this Agreement:

                  (i) "Acceptable Confidentiality Agreement" means any confidentiality agreement on terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and with a standstill of duration no shorter than and with exceptions to such standstill not materially broader than those contained in the Confidentiality Agreement between Parent and the Company;

                  (ii) "Acquisition Proposal" means any proposal or offer (whether or not binding) from any Person or group (other than Parent and its Affiliates) relating to (i) any direct or indirect acquisition or purchase of (A) 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, (B) 20% or more of the Company Common Stock then outstanding, (C) more than 50% of the Company Class B Common Stock then outstanding or (D) 25% or more of the equity securities of any Company Subsidiary then outstanding, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning
      (A) 20% or more of the Company Common Stock then outstanding, (B) more than 50% of the Company Class B Common Stock then outstanding or (C) 25% or more of the equity securities of any Company Subsidiary then outstanding, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement; and

                  (iii)   "Superior   Proposal"  means  any  bona  fide  written
      Acquisition  Proposal  not  solicited  or  initiated  in violation of this
      Section 6.04 that (i) relates to an acquisition by a Person or group acting in concert of either (A) more than 50% of the equity interests of the Company pursuant to a tender offer, merger or otherwise or (B) more than 50% of the assets used in the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, (ii) the Company Board by a vote of a majority of disinterested directors determines in its good faith judgment (after consultation with outside counsel and financial advisors of nationally recognized reputation) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view than the transactions contemplated by this Agreement, and (iii) the Company Board determines in good faith (after consultation with its financial advisors of nationally recognized reputation and its outside legal counsel) is reasonably capable of being consummated.

      Section 6.05 Directors' and Officers' Indemnification and Insurance.

            (a) For a period of six years after the Effective Time, unless otherwise required by applicable Law, the certificate of incorporation and bylaws of the Surviving Corporation and the Company Subsidiaries shall contain provisions no less favorable with respect to the indemnification and exculpation of directors and officers than are set forth in the certificate of incorporation or bylaws of the Company (or the relevant Company Subsidiary) as in effect on the date hereof. From and after the Effective Time, Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable Law (including to the greatest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors), to indemnify and hold harmless (and advance funds in respect of each of the foregoing) each present and former director, officer or employee of the Company and each Company Subsidiary (collectively, the "Indemnified Parties"), in and to the extent of their capacities as such and not as stockholders of the Company or any Company Subsidiary, against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (with the consent of Parent, which consent shall not be unreasonably withheld) in connection with any actual or threatened Action, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred before or at the Effective Time (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company). In the event of any such Action, the Surviving Corporation shall cooperate with the Indemnified Party in the defense of such Action.

            (b) Prior to the Effective Time, Parent shall (i) after consultation with the Company, either (A) cause to be obtained from an insurance carrier with the same or better rating as the Company's current insurance carriers prior to the Effective Time a fully prepaid "tail" insurance policy with a claims period of at least six years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as the Company's existing policies for claims arising from facts or events that occurred prior to the Effective Time or (B) maintain the existing directors' and officers' liability insurance policies maintained by the Company for a period of six years after the Effective Time and (ii) deliver to the Company, at or prior to the Closing, written evidence satisfactory to the Company of compliance by Parent with the provisions of the foregoing clause (i) of this Section 6.05(b); provided however, that Parent shall not be obligated to pay for such "tail" insurance policy (or, if the foregoing clause (B) is applicable, shall not be obligated to pay in any one year) more than 300% of the annual premium currently paid by the Company for such insurance coverage; and provided, further, that if the premiums for such "tail" insurance policy (or, if applicable, annual premiums for the insurance coverage described in the foregoing clause (B)) exceed 300% of such annual premium currently paid by the Company, Parent shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

            (c) This Section 6.05 shall survive the consummation of the Merger and continue in full force and effect and is intended to benefit, and shall be enforceable as third party beneficiaries by each Indemnified Person (notwithstanding that such Persons are not parties to this Agreement) and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to Law, contract or otherwise.

            (d) If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation and the transferee or transferees of such properties and assets, as applicable, shall assume all of the obligations set forth in this
Section 6.05.

            (e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of the Company Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

      Section 6.06 Employee Benefits Matters.

            (a) Parent hereby agrees that, for a period of one year after the Effective Time, it shall, or it shall cause the Surviving Corporation and its subsidiaries to, provide, in the aggregate, employees of the Company and the Company Subsidiaries as of the Effective Time, with salaries, employee benefits and incentive compensation opportunities (other than equity-based compensation) that are substantially comparable in the aggregate to those provided to such employees immediately prior to the Effective Time. From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to comply with the terms of (including terms which provide for amendment or termination) all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Company Subsidiaries, including the Company's Retention Plan, as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Company Subsidiary.

            (b) Employees of the Company and the Company Subsidiaries shall receive credit for service accrued or deemed accrued on or prior to the Effective Time with the Company or any Company Subsidiary for all purposes (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries under which each such employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Company Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

            (c) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation ("Purchaser Welfare Benefit Plans") in which an active employee of the Company and the Company Subsidiaries may become eligible to participate in following the Effective Time, Parent shall (i) waive, or use reasonable best efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each such active employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan, (ii) use reasonable best efforts to cause any eligible expenses incurred by any employee of the Company or the Company Subsidiaries and his or her covered dependents under comparable Plans during the plan year in which such individuals move to a comparable Purchaser Welfare Benefit Plan to be taken into account under the Purchaser Welfare Benefit Plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her dependents as if such amounts had been paid in accordance with the Purchaser Welfare Benefit Plans, and (iii) waive, or use reasonable best efforts to cause its insurance carrier to waive, any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an employee of the Company or the Company Subsidiaries and his or her eligible dependents on or after the Effective Time during the plan year in which such individuals move to a comparable Purchaser Welfare Benefit Plan.

            (d) Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Company or any Company Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment by the Company or any Company Subsidiaries or otherwise. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent or the Surviving Corporation or its subsidiaries to terminate any employee of the Company for any reason, (ii) require Parent or the Surviving Corporation or any of their respective subsidiaries to continue any Plans, employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Closing Date or (iii) amend any Plans, employee benefit plans or arrangements.

      Section 6.07 HSR Act Filing.

            (a) Each of Parent and the Company shall (i) use best efforts to make or cause to be made the filings required of such party to this Agreement or any of its subsidiaries or Affiliates under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the United States Federal Trade Commission or the United States Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and (iii) cooperate in good faith with the other party to this Agreement in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction. The parties to this Agreement shall consult in good faith with each other to determine whether any other filing, application or notice must be made or approval must be obtained pursuant to any applicable Law, and shall use best efforts to furnish to each other all information required for, any such filing, application or notice to be made or approval to be obtained pursuant to any applicable Law, in connection with the Merger. Each party to this Agreement shall promptly notify the other parties to this Agreement of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction.

            (b) Each of Parent and the Company shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

            (c) For the avoidance of doubt, Parent and its subsidiaries shall commit to any and all divestitures, licenses or hold separate or similar arrangements with respect to its assets or conduct of business arrangements as a condition to obtaining any and all approvals from any Governmental Authority for any reason in order to cause the expiration of the waiting periods under the HSR Act or other Antitrust Laws and obtain any other required consents or approvals of any Governmental Authority, as promptly as practicable, but in no event later than the Expiration Date, including taking any and all actions necessary in order to ensure that (x) no requirement for non-action, a waiver, consent or approval of the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, any State Attorney General or other Governmental Authority, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and (z) no other matter relating to any antitrust or competition Law or regulation, would preclude satisfaction of the conditions to the Merger set forth in ARTICLE VII by the Expiration Date; provided, however, and notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 6.07 or
Section 6.09 shall not be construed to require Parent to undertake or commit to undertake any efforts or to take any action or commit to take any action if such efforts or action would, or would reasonably be expected to result in a Substantial Detriment. "Substantial Detriment" (i) a substantial impairment of the benefits to Parent reasonably expected, as of the date hereof, to be realized from consummation of the Merger or (ii) any event, development, state of facts, occurrence or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Parent, the Company and their respective subsidiaries, taken as a whole; provided that any requirement to divest, license or hold separate or similar arrangements with respect to the assets or conduct of business arrangements of Parent shall be deemed to result in a Substantial Detriment if such action with respect to a comparable amount of assets or businesses of the Company and its Subsidiaries would be reasonably likely, in the aggregate, to have a Company Material Adverse Effect, at or after the Effective Time. The Company shall agree if, but solely if, requested by Parent, to divest, hold separate or otherwise take or commit to take any action with respect to the businesses, services, or assets of the Company or any of its subsidiaries in furtherance of this Section 6.07; provided, however, that any such action may be conditioned upon consummation of the Merger.

      Section 6.08 Notification of Certain Matters. Subject to applicable Laws and the instructions of any Governmental Authority, each of the Company and Parent shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of the Company Subsidiaries, from any third Person and/or any Governmental Authority with respect to the Merger. Between the date hereof and the Effective Time, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if the occurrence or non-occurrence of any event, which is likely to result in the failure of a condition set forth in ARTICLE VII; provided, however, that the delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies or conditions available hereunder to any of the parties receiving such notice.

      Section 6.09 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts to effect the consummation of the Merger as soon as reasonably practicable after the date hereof. Without limiting the foregoing, (a) each of the Company, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements (and to cause any injunction or order issued by a Governmental Authority to be removed) that may be imposed on itself with respect to the Merger and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger, and (b) the Company shall, and shall cause the Company Subsidiaries to, use its or their reasonable best efforts to provide notice or obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third Person required to be obtained or made by the Company or any of the Company Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement (including obtaining consents identified by Parent or the Company prior to the Closing under any Contracts of the Company or any Company Subsidiary).

      Section 6.10 Public Announcements. The initial press releases issued by each party announcing the Merger shall be in a form that is mutually acceptable to Parent and the Company. Thereafter, Parent and the Company shall consult with each another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement, and except as may be required by applicable Laws or by the rules and regulations of the New York Stock Exchange shall not issue any such press release or make any such announcement prior to such consultation (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party).

      Section 6.11 Solvency Opinion. In the event that Parent receives a solvency opinion in connection with its procurement of financing for the Merger, Parent agrees to cause to be delivered to the Company a letter confirming that the Company Board may rely on any such opinion from an appraisal firm that addresses whether, following consummation of the transactions contemplated hereby, the Company and the Company Subsidiaries would be solvent and that such transactions would not otherwise "impair the capital of the corporation" within the meaning of Section 160(a) of the DGCL.

      Section 6.12 Obligations of Merger Sub. Parent shall use reasonable best efforts to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby and thereby upon the terms and subject to the conditions set forth in this Agreement.

      Section 6.13 Rule 16b-3. The Company shall take commercially reasonably steps to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

      Section 6.14 Financing.

            (a) Parent and Merger Sub acknowledge and agree that the Company and its Affiliates have no responsibility for any financing that Parent or Merger Sub may raise in connection with the Merger. Any offering materials and other related documents prepared by or on behalf of or utilized by Parent or its Affiliates and financing sources, in connection with Parent and Merger Sub's financing activities in connection with the Merger, that include any information provided by the Company or any of its Affiliates, including any offering memorandum, banker's book or similar document used, or any other written offering materials used (collectively, "Offering Materials"), in connection with any debt or securities offering or other such Parent and Merger Sub financing shall include a conspicuous disclaimer to the effect that neither the Company nor any of its Affiliates has any responsibility for the content of such document and disclaims all responsibility therefor and shall further include a disclaimer with respect to the Company and its Affiliates in any oral disclosure with respect to such financing.

            (b) Parent and Merger Sub shall use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Financing and the Financing Commitments, (ii) enter into definitive financing agreements with respect to the Financing and Financing Commitments, so that such agreements are in effect as promptly as practicable but in any event no later than the Effective Time and (iii) consummate the Financing at or prior to the Effective Time. Parent and Merger Sub shall provide to the Company copies of all final documents relating to the Financing and shall keep the Company fully informed of material developments in respect of the financing process relating thereto. Prior to the Closing, Parent and Merger Sub shall not agree to, or permit, any amendment or modification of, or waiver under, the Financing Commitments or other final documentation relating to the Financing (i) in a manner that would
(A) reduce the aggregate amount of available Financing or (B) delay or prevent the Closing or (ii) which is otherwise adverse to the Company in any material respect, without the prior written consent of the Company (such consent not to be unreasonably withheld). In the period between the date hereof and the Closing Date, upon request of Parent and Merger Sub, the Company shall, and shall use reasonable best efforts to cause the Company Subsidiaries, and its and their Affiliates and Representatives to, reasonably cooperate with Parent and Merger Sub in connection with the Financing, including without limitation, subject to
Section 6.14(a), (i) preparation of any required financial statements relating to the Company and the Company Subsidiaries and any required pro forma financial information; (ii) reasonable participation in meetings and road shows, if any;
(iii)  the  provision  of  information  relating  to  the  Financing  reasonably requested by Parent and Merger Sub; and (iv) reasonable assistance in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents of Parent. Parent and Merger Sub shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket expenses incurred by the Company or its Affiliates or Representatives in connection with such cooperation. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to execute and deliver any commitment letters, underwriting or placement agreements, pledge and security documents, or other definitive financing documents in connection with the Financing prior to the Closing.

            (c) If, notwithstanding the use of best efforts by Parent and Merger Sub to satisfy its obligations under Section 6.14(b), any of the Financing or the Financing Commitments (or any definitive financing agreement relating thereto) expire or are terminated prior to the Closing, in whole or in part, for any reason, Parent and Merger Sub shall (i) promptly notify the Company of such expiration or termination and the reasons therefor and (ii) promptly arrange for alternative financing (which shall be in an amount sufficient to pay for the consummation of the Merger from other sources and which do not include any conditions of such alternative financing that are more onerous than or in addition to the conditions set forth in the Financing) to replace the financing contemplated by such expired or terminated commitments or agreements.

      Section 6.15 Shareholder Litigation. To the extent not violative of any fiduciary duties owed by the Company to its shareholders, and to the extent that such action shall not operate as a waiver of the Company's work product or attorney client or other privileges, (a) the Company shall promptly advise Parent orally or in writing of any stockholder litigation against the Company and/or its directors relating to this Agreement, the Merger and/or the transactions contemplated by this Agreement and shall keep Parent informed regarding any such stockholder litigation, (b) the Company shall give Parent the opportunity to participate in the defense or settlement of any such litigation and (c) the Company shall not settle any such litigation without Parent's prior written consent, which consent shall not be unreasonably withheld.

      Section 6.16 Resignations. The Company shall furnish to Parent resignations in writing (effective as of the Closing Date) from such of the officers and directors of the Company as Parent may have requested not less than 10 days prior to the Closing Date.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

      Section 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver as of the Closing of the following conditions:

            (a) Company Stockholder Approval. The Stockholder Approval shall have been obtained.

            (b) Antitrust Approvals and Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under applicable United States, German and Italian antitrust Laws, including the HSR Act, shall have expired or been terminated, and any approvals required thereunder shall have been obtained.

            (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary or preliminary) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

      Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, without regard to any "materiality" or "Company Material Adverse Effect" qualifications contained in them, as of the Effective Time, as though made on and as of such date and time (except for representations and warranties expressly made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) Officer's Certificate. The Company shall have delivered to each of Parent and Merger Sub a certificate, dated the Closing Date, signed by an officer on behalf of the Company and certifying as to the satisfaction of the conditions specified in Section 7.02(a) and Section 7.02(b).

      Section 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of each of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or similar qualifications contained in them, as of the Effective Time, as though made on and as of such date and time (except for representations and warranties expressly made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, prevent the consummation of the Merger or prevent Parent or Merger Sub from performing its obligations under this Agreement.

            (b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) Officer's Certificate. Parent and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date, signed by an officer on behalf of Parent and Merger Sub, certifying as to the satisfaction of the conditions specified in Section 7.03(a) and Section 7.03(b).

            (d) ISRA. Clearance by the New Jersey Department of Environmental Protection ("NJDEP") pursuant to ISRA shall have been obtained.

                                  ARTICLE VIII

                                   TERMINATION

      Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the board of directors of the terminating party or parties, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company Stockholders' Meeting (other than termination by the Company pursuant to Section 8.01(h), which such termination may only be effected prior to obtaining the Stockholder Approval, or a termination by the Company or Parent pursuant to Section 8.01(f), which such termination may, for the avoidance of doubt, only be effected after the Company Stockholders' Meeting), as follows (the date of any such termination, the "Termination Date"):

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2008 (the "Expiration Date"); provided, however, that the Expiration Date shall be automatically extended until April 30, 2008 in the event the Proxy Statement has not been cleared by the

SEC on or prior to the date that is five business days prior to February 29, 2008; further provided, that the Expiration Date shall be automatically extended until April 30, 2008 in the event that, as of March 31, 2008, each of the conditions set forth in ARTICLE VII have been satisfied or waived as of such date, other than the conditions set forth in Section 7.01(b) and those that by their nature are only satisfied as of the Closing; and further provided, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

            (d) by Parent if (i) any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within 60 days after receipt of written notice by the Company from Parent; provided, however, in the event that on or after the date which is 45 days after receipt of such written notice by the Company, it is not reasonably likely that such breach can be cured within such 60-day period, such 60-day period may be reduced to 45 days (or such number of days greater than 45 days but less than 60 days as shall be specified by Parent) by further written notice by Parent to the Company;

            (e) by the Company if (i) any of the representations and warranties of either Parent or Merger Sub herein are or become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of either Parent or Merger Sub of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within 60 days after receipt of written notice by Parent and Merger Sub, as applicable, from the Company; provided, however, in the event that on or after the date which is 45 days after receipt of such written notice by Parent and Merger Sub, as applicable, it is not reasonably likely that such breach can be cured within such 60-day period, such 60-day period may be reduced to 45 days (or such number of days greater than 45 days but less than 60 days as shall be specified by the Company) by further written notice by the Company to Parent and Merger Sub, as applicable;

            (f) by either Parent or the Company if the Stockholder Approval shall not have been obtained at the Company Stockholders' Meeting or any adjournment or postponement thereof at which adoption of this Agreement is voted upon;

            (g) by Parent if the Company Board shall have (i) effected a Change in Board Recommendation, (ii) taken any of the actions prohibited by Section 6.04(c), or (iii) taken a position or published, sent or given to stockholders a statement contemplated by Rule 14e-2(a) of the Exchange Act with respect to any tender or exchange offer by a third party other than recommending rejection of such tender or exchange offer within 10 Business Days after such tender or exchange offer is made; or

            (h) by the Company pursuant to and in accordance with the terms and conditions of Section 6.04(d).

      Section 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the provisions of Section 6.03(c), this Section

8.02, Section 8.03 and ARTICLE IX shall survive any such termination); provided, however, that nothing herein shall relieve any party from liability for any intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

      Section 8.03 Fees and Expenses; Termination Fees.

            (a) All Expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket documented expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the transactions contemplated hereby, including the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approval and all other matters related to the closing of the Merger.

            (b) The Company agrees that if this Agreement shall be terminated:

                  (i) by Parent pursuant to Section 8.01(f), and at or prior to the Termination Date, a Person or group shall have made an Acquisition Proposal to the Company or the stockholders of the Company or an Acquisition Proposal shall have otherwise become publicly announced and, no later than 12 months after the applicable Termination Date, the Company enters into an agreement with respect to an Acquisition Proposal, or the Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal as the Acquisition Proposal described above) is consummated, then the Company will pay to Parent, on the earlier of (x) the date that a definitive agreement in respect of such Acquisition
      Proposal is executed and (y) the date of the consummation of the transaction in respect of such Acquisition Proposal, the Company Termination Fee in immediately available funds, as directed by Parent in writing; provided, that for the purpose of this Section 8.03(b)(i), all references to "20%" or "25%" in the definition of Acquisition Proposal shall be changed to "45%";

                  (ii) by Parent or the Company pursuant to Section 8.01(g)(i) or 8.01(g)(iii), then the Company shall pay to Parent, on the Termination Date, the Company Termination Fee in immediately available funds; or

                  (iii) by the Company pursuant to Section 8.01(h), then the Company shall pay to Parent, on the Termination Date, the Company Termination Fee, in immediately available funds, as directed by Parent in writing.

            (c) For purposes of this Agreement, "Company Termination Fee" means an amount in cash equal to 3% of the aggregate Merger Consideration. The Company and Parent acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee when due, the Company shall reimburse Parent for all reasonable costs and expenses actually incurred or accrued (including reasonable fees and expenses of counsel) in connection with the collection under and the enforcement of this Section 8.03, together with interest from the Termination Date on all amounts so owed at the prime rate announced by JPMorgan Chase Bank as its prime rate in effect from time to time during such period. The parties hereto agree and understand that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

            (d) The Company shall reimburse Parent and Merger Sub for all their reasonable and documented out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement if this Agreement is terminated pursuant to Section 8.01(d). Parent shall reimburse the Company for all its reasonable and documented out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement if this Agreement is terminated pursuant to Section 8.01(e). Any such reimbursement shall be paid upon such termination, except that no payment shall be due Parent and Merger Sub for reimbursement of such expenses if the Company has previously paid the Company Termination Fee. Subject to Section 9.10(a), the provisions of this
Section 8.03(d) shall be in addition to and shall not limit any other liability for losses or damages which the parties may otherwise have.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.01 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time. This Section
9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile or electronic transmission, when transmitted and receipt is confirmed. All notices under Section 6.04 or ARTICLE VIII shall be delivered by courier and facsimile or electronic transmission to the respective parties at the addresses provided in accordance with this Section
9.02. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)   if to the Company, to it at:

      Bradley Pharmaceuticals, Inc.
      383 Route 46 West
      Fairfield, NJ 07084-2402
      Attention:  R. Brent Lenczycki
      Telecopy:  (973) 575-5366
      Telephone:  (973) 882-1505 (x. 510)

      with a copy (which shall not constitute notice) to:

      Morrison & Foerster LLP
      1290 Avenue of the Americas
      New York, NY 10104
      Attention:  James R. Tanenbaum
      Telecopy:  (212) 468-7900
      Telephone:  (212) 468-8000

               and

      Sills Cummis & Gross P.C.
      One Riverfront Plaza
      Newark, NJ 07102
      Attention:   Robert Crane

                   Arlene Elgart Mirsky
      Telecopy:  (973) 643-6500
      Telephone: (973) 643-5055

(b)   if to either Parent or Merger Sub, to it at:

      Nycomed US Inc.
      60 Baylis Road
      P.O. Box 2006

      Attn: Paul McGarty, Chief Executive Officer
      Melville, NY  11747

      Telecopy:  (631) 454-7677
      Telephone:  (631) 454-6389

               and

      Nycomed S.C.A., SICAR,
      c/o Nycomed Germany Holding GmbH
      Byk-Gulden-Str. 2, 78467
      Konstanz, Germany
      Attention: General Counsel NYCOMED GROUP
      Facsimile: +49 (0) 7531 84-91496

      in each case, with a copy (which shall not constitute notice) to:

      Dorsey & Whitney LLP
      250 Park Avenue
      New York, NY 10177
      Attention:  Steven Khadavi
      Telecopy:  (212) 953-7201
      Telephone:  (212) 415-9200

      Section 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      Section 9.04 Waiver. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. Any waiver pursuant to this Section 9.04 shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

      Section 9.05 Certain Definitions.

            (a)   For purposes of this Agreement:

      "Affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

      "Beneficial owner", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

      "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.

      "Company Material Adverse Effect" means any event, development, state of facts, occurrence or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that none of the following shall in and of itself constitute, and no event, circumstance, development, occurrence, change or effect to the extent resulting from any of the following shall constitute, a Company Material Adverse Effect: (i) changes in the national or world financial markets as a whole, (ii) changes in general economic conditions taken as a whole that affect the industries in which the Company and the Company Subsidiaries conduct their business so long as such changes do not disproportionately impact the Company relative to other companies in such industries, (iii) general changes in the principal industries in which the Company and the Company Subsidiaries operate so long as such changes do not disproportionately impact the Company relative to other companies in such industries, (iv) acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and whether or not pursuant to the declaration of a national emergency or war, (v) the announcement of this Agreement and the transactions contemplated hereby, (vi) any actions taken, or failure to take action, in each case, to which Parent has expressly consented or requested in writing, (vii) changes in GAAP (or the interpretation thereof), (viii) changes in the Company's stock price or the trading volume of the Company's stock, in and of itself, or (ix) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself.

      "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

      "Credit Agreement" means the Second Amended and Restated Agreement as currently in effect among the Company and certain of its Company Subsidiaries, the lenders parties thereto, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent and Sovereign Bank, as Documentation Agent, dated as of August 3, 2007.

      "Environmental Law" means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction from any Governmental Authority
(i) concerning the protection of the environment (including air, water, soil and natural resources) or (ii) the use, storage, handling, release or disposal of any Hazardous Substances, in each case as presently in effect.

      "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum and any derivative or by-products thereof.

      "Knowledge of the Company" or "Company's knowledge" means the actual knowledge after due inquiry of the Persons set forth in Section 9.05(a) of the Disclosure Schedule.

      "Liens" means any pledges, claims, liens, mortgages, easements, covenants, rights of way, title defects, encroachments and any other title defects, charges, encumbrances, options to purchase or lease or otherwise acquire any interest, conditional sales agreement, restriction (whether on voting, sale, transfer, disposition or otherwise) and security interests of any kind or nature whatsoever.

      "Person" means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, syndicate, natural person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or government, political subdivision, agency or instrumentality of a government.

      "Regulatory Authority" means the FDA or any other federal, state, local or foreign Governmental Authority that is concerned with the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices.

      "subsidiary" or "subsidiaries" means, when used with respect to the Company, the Surviving Corporation, Parent or Merger Sub, any other Person that the Company, the Surviving Corporation, Parent or Merger Sub, as applicable, directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or equity interests of such Person.

      "Tax" or "Taxes" means any and all federal, state, local or foreign taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed with respect thereto, including, but not limited to, income, alternative or add-on minimum, gross income, gross receipts, sales, use, value-added, ad valorem, franchise, capital, paid-up capital, profits, lease, service, transfer, license, withholding, estimated, payroll, employment, real and personal property, stamp, workers' compensation, severance, and windfall profits tax.

      "Tax Returns" means returns, forms, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Governmental Authority (including any schedule or attachment thereto and any amendment thereof).

            (b) When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

      Section 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      Section 9.07 Entire Agreement; Assignment. This Agreement, the Guaranty, the Disclosure Schedule, and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent or Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect Subsidiary so long as assignment does not delay or impede the consummation of the transactions contemplated hereby or, after the Closing, in connection with a merger, consolidation or sale of all or substantially all of the assets of Parent or the Surviving Corporation and its subsidiaries; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

      Section 9.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, subject to the limitations set forth in Section 9.10, Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

      Section 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

      Section 9.10 Sole and Exclusive Remedy; Specific Performance; Submission to Jurisdiction; No Recourse.

            (a) Each of Parent and Merger Sub agree that to the extent either or both of them has incurred any losses or damages in connection with this Agreement, the maximum aggregate liability of the Company (and the sole and exclusive remedy of Parent and Merger Sub) for all of such losses or damages of Parent and Merger Sub shall be limited in the aggregate and without duplication to either (but not both) (i) 3% of the aggregate Merger Consideration or (ii) the payment of the Company Termination Fee pursuant to Section 8.03(b), if applicable.

            (b) The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity. Except as provided in Section 9.10(a) or as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

            (c) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 9.02. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

            (d) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this
Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

      Section 9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      Section  9.12  Headings.   The  descriptive  headings  contained  in  this
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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

      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             NYCOMED US INC.

                                             By:  /s/ Paul B. McCarty
                                                  ------------------------------
                                                  Name:  Paul B. McCarty
                                                  Title: CEO

                                             PHASE MERGER SUB INC.

                                             By:  /s/ Paul B. McCarty
                                                  ------------------------------
                                                  Name:  Paul B. McCarty
                                                  Title: CEO

                                             BRADLEY PHARMACEUTICALS, INC.

                                             By:  /s/ Seth W. Hamot
                                                  Name:  Seth W. Hamot
                                                  Title: Non Executive Chairman
                                                         of the Board


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